Exhibit 99.1

For Immediate Release:  May 17, 2006
Contact:  Jason A. Jenne
(901) 746-2005

True Temper Sports, Inc.

Announces 2006 First Quarter Results

Results of Operations

Memphis, Tennessee…..May 17, 2006…..Today, True Temper Sports, Inc. (“True Temper” or the “Company”) announced its 2006 first quarter results of operations. Net sales for the first quarter were $31.7 million, relatively flat when compared to the $32.1 million recorded during the first quarter of 2005. Adjusted EBITDA (defined below) for the first quarter decreased approximately $0.9 million, or 9.5%, to $8.7 million from $9.6 million in the first quarter of 2005. Net income for the first quarter decreased approximately $0.4 million, to a net loss of $0.2 million from net income of $0.2 million in the first quarter of 2005.

In his comments about the Company’s performance, Scott Hennessy, President and CEO said, “While we continually strive for revenue growth each quarter, given the industry backdrop and overall market conditions during this first half of 2006, we were pleased to deliver sales that were basically in-line with expectations and prior year levels. There is a general lack of new product momentum in the iron category at this time, and as expected, that has negatively impacted our sales of premium steel golf shafts. Many of our OEM partners are in the later stages of prior year iron product lines, and are actively working on the next wave of introductions scheduled for launch during the second half of 2006. Despite our disappointment in the overall steel shaft market, the growth acceleration of our graphite golf and performance sports categories are very encouraging; both of which set new quarterly sales records and posted strong double digit growth rates for the first quarter. Our graphite golf business continues to prosper behind the demand for our Grafalloy ProLaunchTM line and the new stock OEM business that we secured during 2005. Our performance sports division posted revenue improvement of 45% during the first quarter, as our diversification into the hockey and cycling markets continues to expand, and supplement our base tubing business.”

Mr. Hennessy continued, “With the success we achieved in our graphite golf and performance sports categories, we had an anticipated shift in product mix during the quarter. While still quite positive, the gross margin for these two product categories is somewhat lower than that of our premium steel golf shafts. In addition, we continue to experience commodity pressure and higher energy costs than the same period during 2005. Compounding these issues, the US dollar, while retreating somewhat in recent months, remains markedly stronger than this time during 2005, and in fact our revenue and Adjusted EBITDA were negatively impacted by $0.5 million during the first quarter related to foreign exchange rates in the British Pound, Japanese Yen and Australian Dollar. Given this headwind, we did embark on a number of productivity and cost containment programs during the quarter in an effort to mitigate the impact to our overall profitability. We have several initiatives in process at our manufacturing facilities centered around quality improvement and waste reduction, and we continue to refocus our efforts surrounding supply chain logistics in order to improve delivery time and reduce overall freight cost. In addition, we also addressed targeted reductions to our SG&A area to reduce costs there by approximately $0.5 million during the quarter. These actions, combined with continued cost savings from the complete transition of graphite operations from our California facility into our new China plant, allow us to continue to be optimistic about the direction and profitability of the Company.”

Outlook

Commenting about the Company’s outlook for the future, Mr. Hennessy said, “As indicated previously, we believe the sluggish environment for irons will continue through the current quarter, but should be reversed during the second half of the year when new iron introductions are scheduled at several major golf equipment OEM’s. While we expect to continue to grow our share in the graphite golf and performance sports categories, similar to the first quarter we do not believe this growth will fully compensate for the decline in premium steel golf shaft sales. On a positive note, it does appear that inventory in the distribution channel is at a very manageable level, and will not result in the overall industry correction experienced during 2004. This, combined with the current OEM launch schedule for the back half and our own internal new product pipeline, provides some encouragement that in the third and fourth quarters we will see overall top line growth as we combine improved steel golf shaft sales with the momentum developing in our other business segments.”

Mr. Hennessy continued, “On the profitability front, we do expect to be faced with similar unfavorable product mix issues during the second quarter, as well as continued pressure from energy sources and commodities. Contrary to these negative pressures, we do anticipate some relief from foreign currency exchange rates in the months ahead. Along with our productivity initiatives, we hope this will help to mitigate some of the negative pressure on our gross profit line. In addition, we will continue to monitor our SG&A spending very closely, and make necessary, targeted reductions that will improve profitability without compromising our marketing and advertising programs which are driving brand awareness.”

Conference Call

True Temper management is scheduled to discuss the Company’s operating performance in a conference call on Thursday, May 18, 2006 at 2:00pm Eastern Time. Interested parties may participate by calling 888-946-7793 or 517-308-9015 just prior to the start time. Callers should request the “True Temper Earnings Call,” with the passcode “True Temper.”  A replay of the conference call will be available from approximately 5:00pm Eastern Time on May 18, 2006 until 11:59pm Eastern Time on May 25, 2006. The replay may be accessed by calling 866-505-6449 or 203-369-1870.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a safe harbor for forward-looking statements made by the Company. This document, including but not limited to comments under the “Outlook” section of this document, contains forward-looking statements. All statements which address future operating or financial performance, events or developments that we expect, plan, believe, hope, wish, forecast, predict, intend, or anticipate will occur in the future, and other similar meanings or phrases, are forward-looking statements within the meaning of the Act.

The forward-looking statements are based on management’s current views and assumptions regarding future events and future operating or financial performance. However, there are many risk factors, including but not limited to, the Company’s substantial leverage, the Company’s ability to service its debt, the general state of the economy, the Company’s ability to execute its plans, fluctuations in the availability and price of energy, fluctuations in the availability and price of raw materials, potentially significant increases to employee health and welfare costs, competitive factors, and other risks that could cause the actual results to differ materially from estimates or predictions contained in the Company’s forward-looking statements. Additional information concerning the Company’s risk factors is contained from time to time in the Company’s public filings with the Securities and Exchange Commission, and recently in item 1A, Risk Factors, in our 2005 Annual Report on Form 10-K.

The Company’s views, estimates, plans and outlook as described within this document may change subsequent to the release of this statement. The Company is under no obligation to modify or update any or all of the statements it has made herein despite any subsequent changes the Company may make in its views, estimates, plans or outlook for the future.

Definitions

EBITDA and Adjusted EBITDA are non-GAAP measurements we believe gauge our liquidity and operating performance.  The Company’s definitions and calculations of EBITDA and Adjusted EBITDA are outlined in the attached schedules.

TRUE TEMPER SPORTS, INC. AND SUBSIDIARIES

(A wholly-owned subsidiary of True Temper Corporation)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars in thousands)

	Quarter Ended
	April 2,	April 3,
	2006	2005
NET SALES	$31,659	$32,103

Cost of sales	20,085	19,234

GROSS PROFIT	11,574	12,869

Selling, general and administrative expenses	3,527	4,188

Amortization of intangible assets	3,461	3,456

Business development, start-up costs and transition costs	12	65

OPERATING INCOME	4,574	5,160

Interest expense, net of interest income	4,846	4,767

Other expenses, net	20	12

INCOME (LOSS) BEFORE INCOME TAXES	(292)	381

Income tax expense (benefit)	(62)	197

NET INCOME (LOSS)	$(230)	$184

TRUE TEMPER SPORTS, INC. AND SUBSIDIARIES

(A wholly-owned subsidiary of True Temper Corporation)

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands)

	April 2, 2006	December 31, 2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,883	$4,733
Receivables, net	22,585	17,949
Inventories	19,759	19,633
Prepaid expenses and other current assets	3,725	3,830
Total current assets	49,952	46,145

Property, plant and equipment, net	12,242	12,210
Goodwill, net	150,883	150,883
Intangible assets, net	129,186	132,629
Other assets	6,482	6,188
Total assets	$348,745	$348,055

LIABILITIES & STOCKHOLDER’S EQUITY
CURRENT LIABILITIES
Current portion of long-term debt	$1,280	$245
Accounts payable	7,321	4,410
Accrued expenses and other current liabilities	8,620	9,896
Total current liabilities	17,221	14,551

Deferred tax liability, net	4,409	4,531
Long-term debt, net of current portion	219,125	220,480
Other liabilities	8,456	8,729
Total liabilities	249,211	248,291

STOCKHOLDER’S EQUITY
Common stock — par value $0.01 per share; authorized 1,000 shares; issued and outstanding 100 shares	—	—
Additional paid-in capital	111,943	111,943
Accumulated deficit	(11,160)	(10,930)
Accumulated other comprehensive loss, net of taxes	(1,249)	(1,249)
Total stockholder’s equity	99,534	99,764
Commitments and contingent liabilities	—	—
Total liabilities and stockholder’s equity	$348,745	$348,055

TRUE TEMPER SPORTS, INC. AND SUBSIDIARIES
(A wholly-owned subsidiary of True Temper Corporation)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	Quarter Ended
	April 2,	April 3,
	2006	2005
OPERATING ACTIVITIES
Net income (loss)	$(230)	$184
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	544	685
Amortization of deferred financing costs	310	363
Amortization of intangible assets	3,461	3,456
Loss on disposal of property, plant and equipment	25	—
Deferred taxes	(122)	128
Changes in operating assets and liabilities, net	(3,542)	(3,391)
Net cash provided by operating activities	446	1,425

INVESTING ACTIVITIES
Purchase of property, plant and equipment	(601)	(435)
Other investing activity	(18)	—
Net cash used in investing activities	(619)	(435)

FINANCING ACTIVITIES
Principal payments on bank debt	(320)	—
Other financing activity	(357)	(41)
Net cash used in financing activities	(677)	(41)

Net increase (decrease) in cash	(850)	949
Cash at beginning of period	4,733	3,337
Cash at end of period	$3,883	$4,286

EBITDA and Adjusted EBITDA Defined

EBITDA represents operating income or loss plus depreciation and amortization of intangible assets. Adjusted EBITDA represents EBITDA plus business development, start-up and transition costs, transaction and reorganization expenses, impairment charges on long lived assets, the 2004 inventory fair value adjustment, loss on early extinguishment of long-term debt, initial Sarbanes-Oxley compliance costs, and management service fees. Not all adjustments described are applicable to the periods identified in the tables below.

EBITDA and Adjusted EBITDA for the periods indicated are calculated as follows:

	Quarter Ended
	April 2, 2006	April 3, 2005
Operating income	$4,574	$5,160
Plus:
Depreciation	544	685
Amortization of intangible assets	3,461	3,456
EBITDA	8,579	9,301
Plus:
Business development, start-up and transition costs	12	65
Sarbanes-Oxley initial compliance costs	—	139
Management services fee	125	125
Adjusted EBITDA	$8,716	$9,630

EBITDA and Adjusted EBITDA reconciled to net cash provided by operating activities

EBITDA and Adjusted EBITDA are presented because they are widely accepted financial indicators used by certain investors and analysts as a measure of the Company’s liquidity and an indicator of the Company’s operating performance. EBITDA and Adjusted EBITDA are not intended to represent cash flows for the period, nor have they been presented as an alternative to operating income as an indicator of operating performance and should not be considered in isolation or as substitutes for measures of liquidity or operating performance prepared in accordance with GAAP.

Following is a reconciliation of Adjusted EBITDA to net cash provided by operating activities for the periods indicated:

	Quarter Ended
	April 2, 2006	April 3, 2005
Adjusted EBITDA	$8,716	$9,630
Cash interest payments	(7,148)	(6,953)
Cash income tax payments	(46)	(49)
Business development, start-up and transition costs	(12)	(65)
Management services fee	(125)	(125)
Changes in working capital requirements and other	(939)	(1,013)
Net cash provided by operating activities	$446	$1,425